Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:                                                           July 18, 2013

Contact:                                     Chris Courtney/Rick McCarty

Phone:                                                (209) 848-2265

www.ovcb.com

OAK VALLEY BANCORP REPORTS 2nd QUARTER RESULTS

OAKDALE, CA – Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, recently reported consolidated financial results. For the three months ended June 30, 2013, consolidated net income available to common shareholders was $1,374,000, or $0.18 per diluted common share. This compared to consolidated net income available to common shareholders of $1,238,000, or $0.16 per diluted common share for the same period a year ago.

Total assets were $644.2 million at June 30, 2013, an increase of $47.8 million, or 8.0%, from June 30, 2012. The Company’s total deposits were $577.1 million as of June 30, 2013, an increase of $50.7 million, or 9.6% over June 30, 2012.  Gross loans remained essentially unchanged at $390.6 million as of June 30, 2013, compared to $390.5 million as of June 30, 2012.

“We are pleased to report another quarter of solid earnings, in the face of continued margin compression,” stated Chris Courtney, President and CEO of the Company and the Bank.  “We remain steadied by the ongoing efforts of our lenders and managers who have worked diligently to retain and strengthen existing relationships, as well as, build new ones.”

Net interest income reflected a decrease of $188,000 or 3.0% to $6.0 million for the three months ended June 30, 2013, compared to $6.2 million for the same period last year.  The low interest rate environment continues to drive loan and investment yields down.  The Company’s net interest margin for the three months ended June 30, 2013 was 4.18%, compared to 4.73% for the same period last year.

Non interest expense for the quarter and six month periods ended June 30, 2013 totaled $4.7 million and $9.4 million, respectively, a slight increase over the $4.6 million and $9.2 million for the comparable periods in 2012. This increase corresponds to growth in full time equivalent staff from 125 to 134.  Data processing costs associated with increased deposit account activity have also increased.

Non-performing assets as of June 30, 2013 were $4.2 million, or 0.65% of total assets.  This is down from $7.2 million, or 1.20% at June 30, 2012.  The decrease reflects the continued management of the portfolio.

The provision for loan losses during the three months ended June 30, 2013, was $100,000, compared to $300,000 for the same period of the previous year.  The ratio of loan loss reserves to gross loans decreased to 1.94% as of June 30, 2013, compared to 2.05% at June 30, 2012, as a result of the reduction of non-performing assets.

The Bank currently operates through 14 branches in Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, three branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes, and Bishop.

For more information, please call 1-866-844-7500 or visit www.ovcb.com.

This press release includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

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Oak Valley Bancorp

Financial Highlights (unaudited)

($ in thousands, except per share)	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
Selected Quarterly Operating Data:	2013	2013	2012	2012	2012

Net interest income	$6,024	$5,849	$6,115	$6,254	$6,212
Provision for loan losses	100	100	250	300	300
Non-interest income	818	785	855	790	672
Non-interest expense	4,734	4,639	4,513	4,527	4,612
Income before income taxes	2,008	1,895	2,207	2,217	1,972
Provision for income taxes	634	595	718	738	620
Net income	1,374	1,300	1,489	1,479	1,352
Preferred stock dividends and accretion	-	(68)	(84)	(84)	(114)
Net income available to common shareholders	$1,374	$1,232	$1,405	$1,395	$1,238

Earnings per common share - basic	$0.18	$0.16	$0.18	$0.18	$0.16
Earnings per common share - diluted	$0.18	$0.16	$0.18	$0.18	$0.16
Dividends declared per common share	-	-	-	-	-
Return on average common equity	8.48%	7.82%	8.87%	9.02%	8.36%
Return on average assets	0.86%	0.81%	0.91%	0.97%	0.92%
Net interest margin (1)	4.18%	4.05%	4.15%	4.57%	4.73%
Efficiency ratio (1)	67.17%	67.95%	63.23%	63.11%	65.28%

Capital - Period End
Book value per share	$8.01	$8.10	$7.99	$7.85	$7.63

Credit Quality - Period End
Nonperforming assets/ total assets	0.65%	0.99%	1.05%	1.05%	1.20%
Loan loss reserve/ gross loans	1.94%	1.99%	2.04%	2.05%	2.05%

Period End Balance Sheet
($ in thousands)
Total assets	$644,230	$648,418	$660,581	$627,817	$596,417
Gross loans	390,647	389,992	390,986	388,714	390,515
Nonperforming assets	4,189	6,439	6,923	6,611	7,185
Allowance for loan losses	7,570	7,743	7,975	7,953	8,008
Deposits	577,129	580,215	586,993	553,333	526,407
Common equity	63,457	64,098	63,219	62,075	60,185
Total capital (2)	63,457	64,098	69,969	68,825	66,935

Non-Financial Data
Full-time equivalent staff	134	134	130	123	125
Number of banking offices	14	14	14	14	14

Common Shares outstanding
Period end	7,924,730	7,914,730	7,907,780	7,909,280	7,890,905
Period average - basic	7,802,012	7,778,333	7,762,261	7,750,727	7,728,024
Period average - diluted	7,842,964	7,830,439	7,793,523	7,778,146	7,750,952

Market Ratios
Stock Price	$7.67	$8.14	$7.45	$7.49	$6.96
Price/Earnings	10.86	12.67	10.38	10.49	10.84
Price/Book	0.96	1.01	0.93	0.95	0.91

	SIX MONTHS ENDED JUNE 30,
	2013	2012

($ in thousands, except per share)
Selected Quarterly Operating Data:

Net interest income	$11,873	$12,476
Provision for loan losses	200	600
Non-interest income	1,603	1,503
Non-interest expense	9,373	9,209
Income before income taxes	3,903	4,170
Provision for income taxes	1,229	1,357
Net income	2,674	2,813
Preferred stock dividends and accretion	(68)	(283)
Net income available to common shareholders	$2,606	$2,530

Earnings per common share - basic	0.33	0.33
Earnings per common share - diluted	0.33	0.33
Dividends declared per common share	-	-
Return on average common equity	8.16%	8.65%
Return on average assets	0.84%	0.95%
Net interest margin (1)	4.11%	4.70%
Efficiency ratio (1)	67.55%	64.50%

Capital - Period End
Book value per share	$8.01	$7.63

Credit Quality - Period End
Nonperforming assets/ total assets	0.65%	1.20%
Loan loss reserve/ gross loans	1.94%	2.05%

Period End Balance Sheet
($ in thousands)
Total assets	$644,230	$596,417
Gross loans	390,647	390,515
Nonperforming assets	4,189	7,185
Allowance for loan losses	7,570	8,008
Deposits	577,129	526,407
Common equity	63,457	60,185
Total capital (2)	63,457	66,935

Non-Financial Data
Full-time equivalent staff	134	125
Number of banking offices	14	14

Common Shares outstanding
Period end	7,924,730	7,890,905
Period average - basic	7,790,238	7,725,316
Period average - diluted	7,836,736	7,747,446

Market Ratios
Stock Price	$7.67	$6.96
Price/Earnings	11.37	10.60
Price/Book	0.96	0.91

(1)    Ratio computed on a fully tax equivalent basis using a marginal federal tax rate of 34%.

(2)    Includes preferred stock issued to the U.S. Treasury under the SBLF Program of $6.75 million for the quarters ended June 30, September 30 and December 31, 2012.  There was no preferred stock outstanding as of March 31 and June 30, 2013.